SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 29, 2009

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-10909	22-2343568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written  communications  pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement  communications  pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement  communications  pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 30, 2009, China Biopharmaceuticals Holdings, Inc. (“CBH”) merged with and into CBH Acquisition LLC (“Merger Sub”), a wholly-owned subsidiary of NeoStem, Inc. (“NeoStem”)  with Merger Sub as the surviving entity (the “Merger”) in accordance with the terms of the Agreement and Plan of Merger, dated November 2, 2008, as amended (“Merger Agreement”) by and between NeoStem, Merger Sub, CBH and China Biopharmaceuticals Corp., a wholly-owned subsidiary of CBH (“CBC”).  As a result of the Merger, NeoStem acquired CBH’s 51% ownership interest in Suzhou Erye Pharmaceuticals Company Ltd. (“Erye”), a Sino-foreign joint venture with limited liability organized under the laws of the People’s Republic of China.  Erye specializes in research and development, production and sales of pharmaceutical products, as well as chemicals used in pharmaceutical products.  Erye, which has been in business for more than 50 years, currently manufactures over 100 drugs on seven Good Manufacturing Practices (GMP) lines, including small molecule drugs.   Suzhou Erye Economy and Trading Co. Ltd. (“EET”) owns the remaining 49% ownership interest in Erye.  Subco and EET have negotiated a revised joint venture agreement, which, subject to approval by the requisite PRC governmental authorities, will become effective.

Pursuant to the terms of the Merger Agreement, NeoStem issued an aggregate of 13,608,009 shares of Common Stock and 8,177,512 shares of Series C Convertible Preferred Stock in exchange for outstanding CBH securities.  All of the shares of common stock of CBH issued and outstanding immediately prior to the effective time of the Merger were converted into the right to receive, in the aggregate, 7,150,000 shares of common stock of NeoStem, or an exchange ratio of 0.1921665.

All of the shares of CBH Series B Convertible Preferred Stock issued and outstanding immediately prior to the merger (which shares were held by Rim Asia Capital Partners L.P. (“RimAsia”)) were converted into the right to receive, in the aggregate, (i) 6,458,009 shares of NeoStem Common Stock and (ii) 8,177,512 shares of Series C Convertible Preferred Stock of NeoStem, each with a liquidation preference of $1.125 per share and initially convertible into 9,086,124 shares of NeoStem Common Stock at an initial conversion price of $0.90 per share (the 6,458,009 shares of Common Stock and the 8,177,512 shares of Series C Convertible Preferred Stock being included in the aggregate numbers set forth in the prior paragraph).  In connection therewith, all outstanding warrants to purchase shares of CBH Common Stock held by RimAsia immediately prior to the Effective Time were cancelled.  Warrants to purchase shares of CBH Common Stock (other than warrants held by RimAsia) were replaced with new NeoStem Class E warrants or were otherwise cancelled in accordance with the terms of such holder’s existing warrant.  Class E warrants to purchase an aggregate of 192,308 shares of NeoStem common stock at an exercise price of $6.50 per share and an aggregate of 1,410,883 shares of NeoStem common stock at an exercise price of $6.56 per share, are effectively outstanding as of October 30, 2009.

NeoStem issued 9,532 shares of NeoStem Common Stock to Stephen Globus, a director of CBH, and 7,626 shares of NeoStem Common Stock to Chris Peng Mao, the Chief Executive Officer of CBH, in exchange for the cancellation and the satisfaction in full of indebtedness in the aggregate principal amount of $90,000, plus any and all accrued but unpaid interest thereon, and other obligations of CBH to Messrs. Globus and Mao.

For assistance in effecting the merger, 125,000 shares of NeoStem Common Stock were issued to Fullbright Finance Limited (“Fullbright”) as the designee of EET, of which Fullbright is a wholly-owned subsidiary.   In addition, an aggregate of 203,338 shares of NeoStem Common Stock will be issued to Fullbright as the designee of Shi Mingsheng (the Chairman of the Board of Directors of Erye and a holder of approximately two-thirds of EET) and Madam Zhang Jian (General Manager of Erye and a holder of approximately 10% of EET) in connection with the transactions contemplated by the Merger to assist in obtaining the receipt of all applicable approvals of the People’s Republic of China.

Following consummation of the Merger, NeoStem now owns 51% of the ownership interests in Erye, and EET continues to own the remaining 49% ownership interest. As noted above, Subco and EET have negotiated a revised joint venture agreement, which, subject to approval by the requisite PRC governmental authorities, will become effective.  Pursuant to the terms and conditions of the Joint Venture Agreement, dividend distributions to EET and Merger Sub will be made in proportion to their respective ownership interests in Erye; provided, however, that for the three-year period commencing on the first day of the first fiscal quarter after the Joint Venture Agreement becomes effective, (i) 49% of undistributed profits (after tax) will be distributed to EET and lent back to Erye by EET for use by Erye in connection with the construction of a new plant for Erye; (ii) 45% of the net profit (after tax) will be provided to Erye as part of the new plant construction fund, which will be characterized as paid-in capital for Merger Sub’s 51% interest in Erye; and (iii) 6% of the net profit will be distributed to Merger Sub directly for NeoStem’s operating expenses.

The Merger transactions were approved at a special meeting of stockholders of NeoStem held on October 29, 2009 (the “Special Meeting”), on which date the Merger transaction were also approved at a special meeting of CBH stockholders.  As a result of the Merger, and the automatic conversion of NeoStem's Series D Convertible Preferred Stock into an aggregate of 12,932,510 shares of NeoStem Common Stock, which was also approved at the Special Meeting, the ownership of the NeoStem Common Stock outstanding is approximately as follows:

	Number of Shares*	Percentage Ownership	Beneficial Ownership*
RimAsia Capital Partners, L.P.	11,458,009	31.4%	50.5%
Erye Economy & Trading Co. Ltd/ Fullbright Finance Limited (including Madam Zhang and Mr. Shi)	4,234,918	11.6%	14.1%
Enhance Biomedical Holding Corporation	4,000,000	11.0%	19.8%
Holders of Series D Convertible Redeemable Preferred Stock as converted into common stock (excluding RimAsia, EET/Fullbright and Enhance Biomedical)	4,292,510	11.8%	21.1%
Historic NeoStem Shareholders (other than those listed above)	7,947,749	21.8%	-
Former CBH Shareholders (other than those listed above)	4,520,735	12.4%	-

*The shares reflected in the number of shares column above (i) does not include (a) 9,086,124 shares of common stock which may be acquired by RimAsia by virtue of conversion of the Company's Series C Convertible Preferred Stock or (b) shares which may be acquired upon exercise of outstanding NeoStem stock options and warrants (5,000,000 held by RimAsia, 1,040,000 held by EET/Fullbright and 4,000,000 held by Enhance), and (ii) does include an aggregate of 553,338 shares of common stock to be issued to Fullbright, Mr. Shi and Madam Zhang upon the receipt of PRC approvals as described in this Form 8-K.  The beneficial ownership column reflects any of such shares which might be issued in the next 60 days in computing beneficial ownership in accordance with SEC rules.

The description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, as amended, which was attached to the Company's Joint Proxy Statement/Prospectus dated October 7, 2009 and is incorporated by reference as Exhibit 2.1 of this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of New Directors

Pursuant to the terms of the Merger Agreement in connection with the consummation of the transactions contemplated thereunder, the board of directors of NeoStem expanded the size of the board from five to seven members and appointed Eric Wei and Shi Mingsheng to fill the newly created board positions, effective immediately after the Effective Time and the date of receipt of all PRC approvals, respectively, to serve until the election and qualification of his successor or his earlier death, resignation or removal.  Mr. Wei and Mr. Shi will not serve on any of NeoStem's standing committees.  The biographies for Mr. Wei and Mr. Shi are below:

Eric Wei

Eric Wei is one of the founders and the managing partner of RimAsia Capital Partners, L.P., a significant stockholder of the Company.  Prior to establishing RimAsia in January of 2005, Mr. Wei was a managing director of Gilbert Global Equity Partners, a US$1.2 billion global private equity fund; a founding partner of Crimson Asia Capital Partners, a US$435 million Asian private equity program; a founder and investment committee member of the US$800 million Asian Infrastructure Fund, and an investor and director of The Asian MBO Fund. Mr. Wei has also previously been an investment banker with over 10 years of experience at Peregrine Capital, Prudential Securities, Lazard Freres and Citibank. Mr. Wei received a Bachelor of Science degree in Math and Economics from Amherst College and a Master of Business Administration degree from the Wharton Graduate School of Management at the University of Pennsylvania.

Shi Mingsheng

Shi Mingsheng has been serving as chairman of the board of directors of CBH’s subsidiary, Suzhou Erye Pharmaceuticals Company Ltd. (“Erye”), since 2003. Currently, Mr. Shi is also the chairman of EET, the Company’s joint venture partner in Erye and a significant stockholder of the Company through Fullbright, its wholly-owned subsidiary. Before that, Mr. Shi served for five years as the assistant director of Suzhou No.4 Pharmaceutical Limited Company, and seven years as the deputy director of Suzhou No.4 Pharmaceutical Limited Company, and five years as the factory director of Suzhou No.2 Pharmaceutical Limited Company, the predecessor company of Erye. Mr. Shi has a bachelor degree in Economics & Management from the Party School of the CPC. Mr. Shi holds a professional title which is Senior Economist. As a veteran of the Chinese pharmaceuticals industry, Mr. Shi is expected to contribute to the industry knowledge of the board in terms of operational management, strategic growth and future acquisitions.

As previously disclosed, Joseph Zuckerman resigned from NeoStem's Board of Directors as of the Effective Time and Edward C. Geehr, M.D. has been appointed effective as of the Effective Time to the Company’s Board of Directors to replace Dr. Zuckerman.  Dr. Geehr will also take Dr. Zuckerman’s seat on the Nominating Committee as of the Effective Time of the Merger.  Until 2009, Dr. Geehr, age 60, had served as Executive Vice President of Operations for Abraxis BioScience, in which capacity Dr. Geehr was responsible for global commercial operations.  Prior to joining Abraxis in 2008, Dr. Geehr had served as President of Allez Spine, LLC in 2004, a developer, manufacturer and distributor of medical devices.  Dr. Geehr was a co-founder and executive chairman of IPC-The Hospitalist Company, which became a publicly traded company in 2008.  Dr. Geehr received his undergraduate degree from Yale University and his medical degree from Duke University.  He trained in Emergency Medicine at UCLA and subsequently obtained board certification.  Dr. Geehr is the author of many scientific articles and books and held a faculty appointment at the University of California, San Francisco School of Medicine.  There are no arrangements or understandings between Dr. Geehr and any person with respect to his appointment to the Company’s Board of Directors.  Additionally, there have been no transactions involving Dr. Geehr that would require disclosure under Item 404(a) of Regulation S-K.

With respect to his service as a member of NeoStem's Board of Directors, each of Messrs. Geehr, Shi and Wei will receive compensation as a non-employee director in accordance with NeoStem’s policies for compensation of non-employee directors.

Certain Relationships and Transactions

As of July 1, 2009, NeoStem, CBH, CBC and RimAsia (of which Mr. Wei is managing partner), which is a significant investor in the Company and CBH, entered into a Funding Agreement pursuant to which it was agreed that RimAsia would supply additional funding to both NeoStem and CBH in an amount up to $1.6 million, which amount would be deemed settled upon its receipt of the increased amount of NeoStem securities to be received by RimAsia as part of the Merger consideration, which increase was agreed to in the July 2009 amendment to the Merger Agreement.  If less than $1.6 million had been advanced at that time, the difference would be paid to NeoStem at the closing of the Merger.  The Merger and related transactions were presented for stockholder approval at the Special Meeting on October 29, 2009 and were approved, and the Merger closed on October 30, 2009. As of October 29, 2009 approximately $1,070,000 had been advanced on behalf of NeoStem and approximately $846,000 had been advanced on behalf of CBH, by RimAsia. The amount of funds advanced by RimAsia has exceeded the upper limit of $1.6 million resulting in additional funds due RimAsia in the amount of approximately $316,000, which will be paid to RimAsia from cash due CBH being disbursed in connection with the closing of the Merger.  In the event the Merger had not received stockholder approval by October 31, 2009, NeoStem would have been required to repay RimAsia all payments incurred or made by RimAsia on behalf of NeoStem. This description of the Funding Agreement does not purport to be complete and is qualified in its entirety by reference to the Funding Agreement, which is attached as Exhibit 10.2 of the Current Report on Form 8-K previously filed on July 8, 2009 and incorporated herein by reference.

125,000 shares of NeoStem Common Stock were issued to Fullbright as the designee of EET (of which Shi Mingsheng is a principal stockholder) for assistance in effecting the Merger. In addition, an aggregate of 203,338 shares of NeoStem Common Stock will be issued to Fullbright as the designee of Shi Mingsheng and Madam Zhang Jian following receipt of PRC approvals in connection with the Merger. Further, Mr. Shi and Madam Zhang will receive an aggregate of 350,000 Merger Bonus shares (175,000 each) after receipt of PRC approvals and the closing of the Merger.

Immediately prior to the closing of the Merger, in order to accelerate satisfaction of certain CBH obligations to EET, CBH and EET caused Erye to split-off its real estate assets into a new entity, with the end result that, subject to PRC approvals, (a) Erye is bound to transfer the land and building for its principal manufacturing facility to EET or its affiliate for a nominal sum to be agreed upon by the parties, and (b) EET or its affiliate is bound to lease such principal manufacturing facility back to Erye at a nominal fee for a term through the construction and validation period of Erye’s new manufacturing facility and until such date as Erye’s new facility is completed and fully operational, such that Erye is assured that there is no interruption of its operations by reason of such transfers and agreements. The land and building have a book value on CBH’s books of approximately $ 6.7 million (and an unknown estimated fair market value).

Pursuant to the Joint Venture Agreement between Merger Sub and EET, during the three year period commencing on the first day of the first fiscal quarter after the Joint Venture Agreement becomes effective, 45% of the net profit after tax will be provided to Erye, rather than distributed to NeoStem, to fund construction of Erye’s new plant, thereby benefitting EET. Shi Mingsheng and Madam Zhang Jian own approximately 63% and 10%, respectively, of EET.

(e)  Compensatory Arrangements

Adoption of the Non-US Based Equity Compensation Plan

On October 29, 2009, the stockholders of NeoStem duly adopted the Non-US Based Equity Compensation Plan (“Non-US Plan”) at the special meeting of NeoStem stockholders.  Persons eligible to receive restricted and unrestricted stock awards, warrants, stock appreciation rights or other awards under the Non-U.S. Plan are those service providers to NeoStem and its subsidiaries and affiliates providing services outside of the United States, including employees and consultants of NeoStem and its subsidiaries and affiliates, who, in the opinion of the Compensation Committee, are in a position to contribute to NeoStem’s success.  A description of the Non-US Plan is set forth in the Joint Proxy Statement/Registration Statement on Form S-4, which has been filed with the SEC, which description is incorporated by reference herein.  On October 29, 2009, upon the adoption of the Non-US Plan, NeoStem issued 100,000 shares of common stock and warrants (option-like equity grants) to purchase an aggregate of 1,350,000 shares of common stock.  Upon receipt of PRC approvals, 175,000 merger bonus shares will be issued to each of Mr. Shi Mingsheng and Madame Zhang Jian under the Non-US Plan.

Amendment to the 2009 Plan

On October 29, 2009, the Company amended its 2009 Equity Compensation Plan (the "2009 Plan") to increase the number of shares of common stock available for issuance under the 2009 Plan from (a) 3,800,000, to (b) 9,750,000. The 2009 Plan, as amended, was duly adopted by the stockholders of NeoStem at the special meeting of stockholders.  Persons eligible to receive restricted and unrestricted stock awards, options, stock appreciation rights or other awards under the 2009 Plan are those employees, consultants and directors of NeoStem and its subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to its success.  A description of the 2009 Plan is set forth in the Joint Proxy Statement/Registration Statement on Form S-4, which has been filed with the SEC, which description is incorporated by reference herein.

Equity Awards

On October 29, 2009, upon shareholder approval of the Merger and the increase in the shares available under the 2009 Plan, NeoStem issued options to purchase an aggregate of 1,360,000 shares of common stock to its officers, directors, employees and consultants, of which 1,200,000 were issued to executive officers and none were issued to non-employee directors.  Of such options, NeoStem issued the following awards to its principal executive officer, principal financial officer and named executive officers:

Name and Position	Number of Units
Robin L. Smith – Chairman and CEO	750,000 shares underlying option grant(1)
Catherine M. Vaczy – Vice President and General Counsel	100,000 shares underlying option grant(2)
Larry A. May – CFO	150,000 shares underlying option grant(3)

(1)
Pursuant to the Unanimous Written Consent of the Compensation Committee, the option was granted effective upon stockholder approval of the Merger and stockholder approval of the increase in shares under the 2009 Plan. The option is scheduled to vest as to 250,000 shares on the achievement of a specified business milestone, as to an additional 250,000 shares on July 8, 2010 and as to the remaining 250,000 shares on July 8, 2011.

(2)
Pursuant to the Unanimous Written Consent of the Compensation Committee, the option was granted effective upon stockholder approval of the Merger and stockholder approval of the increase in shares under the 2009 Plan. The option vests in its entirety on July 8, 2010.

(3)
Pursuant to the Unanimous Written Consent of the Compensation Committee, the option was granted effective upon stockholder approval of the Merger and stockholder approval of the increase in shares under the 2009 Plan, and vests in its entirety on the grant date.

On October 30, 2009, upon the closing of the Merger, NeoStem issued options to purchase an aggregate of 500,000 shares of common stock to its officers, directors, consultants and advisors, of which 200,000 were issued to executive officers and 150,000 were issued to non-employee directors.  In addition, upon the closing of the Merger, NeoStem issued the following equity awards to certain of its principal executive officer, principal financial officer and named executive officers:

Name and Position	Number of Units
Robin L. Smith – Chairman and CEO	175,000 shares	(1)
Catherine M. Vaczy – Vice President and General Counsel	150,000 shares	(1)

(1)
Consists of shares of NeoStem Common Stock granted in accordance with the terms of the Merger Agreement which provided that the Compensation Committee of the NeoStem Board of Directors (the “Compensation Committee”) has the authority to grant as bonuses in connection with the transactions contemplated by the Merger, in its discretion, up to an aggregate of 1,000,000 shares, or options to purchase up to 1,000,000 shares of NeoStem Common Stock, in any combination, under any equity compensation plan (the “Merger Bonus Shares”)

Amendment to the 2003 Equity Participation Plan (the “2003 Plan”)

On October 30, 2009, NeoStem amended its 2003 Equity Participation Plan (the “2003 Plan”) to grant the NeoStem Board of Directors or an appropriate committee thereof the authority to reprice options, (ii) a one-time repricing of the exercise price of certain NeoStem options and warrants to purchase shares of NeoStem Common Stock (the “Repricing”) and (iii) giving the Board of Directors or an appropriate committee thereof discretion to issue certain cash or equity awards in connection with the Repricing.  A description of the Repricing is set forth in the Joint Proxy Statement/Registration Statement on Form S-4, which has been filed with the SEC, which description is incorporated by reference herein.

On October 30, 2009, NeoStem implemented the Repricing.  NeoStem repriced an aggregate of 754,250 outstanding options (of which 500,500 were held by executive officers and none were held by non-employee directors) with a range of exercise prices from $2.39 to $25.00 to a strike price of $1.90.  NeoStem also repriced privately issued warrants (warrants issued other than to the public or the underwriters in NeoStem’s August 2007 public offering) to purchase approximately 1,203,890 shares of Common Stock with exercise prices ranging from $4.00 to $8.00, to a range of approximately $3.82 to $6.81.  Certain named executive officers of NeoStem are holders of warrants to purchase shares of NeoStem Common Stock at $8.00 per share for which their exercise prices were reduced to approximately $6.18 per share. An aggregate of 27,427 of such warrants are held by named executive officers in the following quantities: Robin L. Smith (25,427) and Catherine M. Vaczy (2,000); and an aggregate of 34,092 of such warrants are held by two non-employee directors.

The following chart details the outstanding stock options held by NeoStem’s principal executive officer, principal financial officer and named executive officers which were amended to reduce the strike price to $1.90:

Name and Title	Currently Eligible Options	Current Option Exercise Price	Option Expiration Date
Robin L. Smith,	10,000	$5.30	June 1, 2016
Chief Executive Officer, Chairman of the Board	10,000	$8.00	June 1, 2016
	10,000	$10.00	June 1, 2016
	12,000	$16.00	June 1, 2016
	12,000	$25.00	June 1, 2016
	10,000	$6.00	Dec. 4, 2016
	5,000	$6.00	Dec. 4, 2016
	55,000	$5.00	Jan. 17, 2017
	150,000	$4.95	Sept. 26, 2017
	100,000	$4.95	Sept. 26, 2017

Catherine M. Vaczy,	1,500	$10.00	Apr. 19, 2015
Vice President and General Counsel	7,500	$6.00	July 19, 2015
	2,000	$6.00	Dec. 21, 2015
	10,000	$5.30	June 1, 2016
	5,000	$6.00	Dec. 4, 2016
	10,000	$6.00	Dec. 4, 2016
	15,000	$4.95	Sept. 26, 2017
	10,000	$4.95	Sept. 26, 2017
	10,000	$4.95	Sept. 26, 2017

Larry A. May,	3,000	$18.00	Sept. 10, 2013
Chief Financial Officer	1,000	$10.00	Nov. 14, 2014
	1,500	$5.00	Jan. 18, 2016
	10,000	$5.30	June 1, 2016
	20,000	$6.00	Dec. 4, 2016
	20,000	$4.95	Sept. 26, 2017

On October 30, 2009, NeoStem effected option awards pursuant and subject to the Company’s 2009 Equity Compensation Plan and stockholder approval received at the special meeting to issue discretionary grants of cash or equity awards in connection with the option repricing, as described in the Joint Proxy Statement/Registration Statement on Form S-4. Options (“Discretionary Options”) were awarded to officers, directors, employees, consultants and advisors to purchase an aggregate of 562,274 shares of common stock (of which 325,109 were awarded to executive officers and 26,774 were awarded to non-employee directors) at an exercise price of $1.90, and an aggregate of approximately $201,000 in cash awards which may be paid upon the achievement of business milestones.

Of such Discretionary Options, NeoStem issued the following awards to its principal executive officer, principal financial officer and named executive officers:

Name and Position	Number of Units
Robin L. Smith – Chairman and CEO	229,678 shares underlying option grant(1)
Catherine M. Vaczy – Vice President and General Counsel	53,955 shares underlying option grant(1)
Larry A. May – CFO	41,476 shares undeerlying option grant(2)

(1) (2)
This Option vests in its entirety on the grant date.

This option vested in its entirety as to 31,620 shares on the grant date and an aggregate of 9,856 shares will vest upon the achievement of business milestones.

Item 8.01.	Other Events.

On October 30, 2009, NeoStem issued a press release announcing the results of its special meetings of stockholders and the effectiveness of the Merger and the consummation of the transactions contemplated by the Merger Agreement.  A copy of the press release regarding the stockholder vote is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition to the matters discussed above, all other matters presented to the stockholders at the Special Meeting were approved, including:

•	The increase in the authorized capital stock to increase the number of shares of preferred stock authorized for issuance from 5,000,000 to 20,000,000
•	Authorization to issue 9,086,124 shares of NeoStem Common Stock upon the potential conversion of the Series C Convertible Preferred Stock issued to RimAsia in the Merger
•
Authorization to issue NeoStem Commons Stock in order to permit (i) the potential exercise of up to 13,932,512 warrants and (ii) the automatic conversion of the Series D Convertible Preferred Stock into 12,932,510 shares of NeoStem Common Stock

•
Authorization of a reverse stock split at a ratio within the range of 1:2 to 1:5 as determined by the NeoStem Board of Directors, solely in the event it is deemed by the NeoStem Board of Directors necessary for NeoStem to maintain its listing with the NYSE Amex or to list NeoStem Common Stock on any other exchange

•
Approval of an amendment to NeoStem's certificate of incorporation to provide for classification of the Board of Directors into three classes, pursuant to which the terms of Drew Bernstein, Eric Wei and Shi Mingsheng (at such time as he becomes a director) will expire in 2010, the terms of Edward Geehr and Steven Myers will expire in 2011, and the terms of Richard Berman and Robin Smith will expire in 2012.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 days from the date that the initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 days from the date that the initial report on Form 8-K must be filed.

(d)  Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated November 2, 2008 (incorporated by reference to NeoStem’s Current Report on Form 8-K filed on November 6, 2008).

Amendment No. 1 to Agreement and Plan of Merger, dated July 1, 2009 (incorporated by reference to NeoStem’s Current Report on Form 8-K filed on July 8, 2009).

Amendment No. 2 to Agreement and Plan of Merger, dated August 27, 2009 (incorporated by reference to NeoStem’s Current Report on Form 8-K filed on August 28, 2009).

99.1	Press release dated October 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel

Date:  November 4, 2009